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                                                                    EXHIBIT n.2


                      [DAY, BERRY & HOWARD LLP LETTERHEAD]


                                                                November 6, 2002


Nuveen Investments
c/o Vedder, Price, Kaufman & Kammholz
222 N. LaSalle Street
Chicago, Illinois 60601


     Re:  Nuveen Connecticut Dividend Advantage Municipal Fund 3,
          Municipal Auction Rate Cumulative Preferred Shares


Gentlemen:

     We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us as special Connecticut counsel in your Registration Statement on Form N-2 under the Securities Act of 1933 (File No. 333-100219) and Amendment No. 5 under the Investment Company Act of 1940 (File No. 811-21154) as filed with the Securities and Exchange Commission.


                                             Very truly yours,


                                             /s/ DAY, BERRY & HOWARD LLP
                                             ---------------------------
                                             DAY, BERRY & HOWARD LLP